UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________________
FORM 8-K
____________________________________________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2025
____________________________________________________________________________
SI-BONE, INC.
(Exact name of registrant as specified in its charter)
____________________________________________________________________________

Delaware	001-38701	26-2216351
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

471 El Camino Real
Suite 101
Santa Clara, CA 95050
(Address of principal executive offices) (Zip Code)

(408) 207-0700
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SIBN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On August 4, 2025, SI-BONE, Inc. (the “Company”) issued a press release (the “Press Release”) announcing results for the quarter ended June 30, 2025. A copy of the Press Release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

The information under Item 2.02 in this current report on Form 8-K and the related information in the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2025, the Company announced that its President, Commercial Operations, Anthony Recupero will retire effective February 15, 2026 (the “Separation Date”). Effective February 16, 2025, he will transition to a 12-month advisory role. Mr. Recupero’s decision to retire was not the result of any disagreement between Mr. Recupero and the Company. The Company also announced the appointment of Nikolas Kerr as Chief Commercial Officer to succeed Mr. Recupero, effective February 16, 2026. As an advisor to the Company, Mr. Recupero will provide consulting services to ensure an orderly transition of his responsibilities to Mr. Kerr. Mr. Kerr currently serves as the Company’s Senior Vice President of Product, Marketing and Business Development.

In connection with Mr. Recupero’s retirement and the Company's leadership transition, on July 31, 2025, the Company and Mr. Recupero entered into a letter agreement of retirement (the “Retirement Letter”) and a consulting agreement (the “Consulting Agreement”). The Retirement Letter provides, among other things, that Mr. Recupero will remain an at-will employee in his current role and perform his regular job duties until the Separation Date, will be entitled to receive his current base salary, will continue to be eligible for the Company’s standard benefits, will transition his job duties to the Company’s designated successor to his role and be expected to perform other tasks as requested by the Company, and will be engaged by the Company as an advisor pursuant to the Consulting Agreement immediately following the Separation Date. In addition, Mr. Recupero’s equity awards will continue to vest under the existing terms and conditions set forth in the governing plan documents and option agreement until the Separation Date. The Consulting Agreement sets forth, among other terms and conditions, that: (a) Mr. Recupero’s consulting period (the “Consulting Term”) will be 12 months; (b) his monthly cash compensation will be $12,500; (c) his outstanding equity awards will continue to vest in accordance with their vesting schedules during the Consulting Term; (d) if his consulting services are terminated by the Company without cause or by him for good reason upon the closing of a change in control or following the closing of a change in control and prior to the expiration of the Consulting Term, subject to Mr. Recupero signing a general release of claims in favor of the Company, the vesting of all of his outstanding equity awards will be accelerated in full; and (e) upon his death or disability or if his consulting services are terminated by the Company without cause or by him for good reason, subject to Mr. Recupero signing a general release of claims in favor of the Company, he will be entitled to monthly cash compensation through the expiration of the Consulting Term and the vesting of his outstanding equity awards will be accelerated solely to the extent as if he remained a consultant through the expiration of the Consulting Term.

The foregoing descriptions of the Retirement Letter and Consulting Agreement are qualified in their entirety by the full text of such agreement, copies of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2025.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated August 4, 2025
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI-BONE, INC.

Date:	August 4, 2025	By:	/s/ Anshul Maheshwari
Anshul Maheshwari
Chief Financial Officer
(Principal Financial and Accounting Officer)